Exhibit 5.1

BEIJING BOSTON BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +1 202 662 6000

August 7, 2025

Emergent BioSolutions Inc.

300 Professional Drive

Gaithersburg, Maryland 20879

Ladies and Gentlemen:

We have acted as counsel to Emergent BioSolutions Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to $250,000,000 in aggregate amount of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, one or more series of the Company’s debt securities (the “Debt Securities”), or depositary shares representing a fractional interest in shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”), (iv) Debt Securities, (v) Depositary Shares, (vi) rights to subscribe for and purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Units (as defined below) (the “Rights”) and (vii) units, comprised of one or more of the Common Stock, Preferred Stock, Warrants, Debt Securities, Depositary Shares or Rights in any combination (the “Units,” and together with the Common Stock, Preferred Stock, Warrants, Debt Securities, Depositary Shares and Rights, the “Securities”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed the Registration Statement and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each issue of Securities: (i) the execution, delivery and performance by the Company of any warrant agreement, the senior indenture in the form of Exhibit 4.5 to the Registration Statement and any supplement to such indenture (collectively, the “Senior Indenture”), the subordinated indenture in the form of Exhibit 4.6 to the Registration Statement and any supplement to such indenture (collectively, the “Subordinated Indenture”), deposit agreement, subscription agreement, rights agreement and/or rights certificate, unit agreement, amendment to the certificate of incorporation or other relevant governing instrument (collectively with the Senior Indenture and the Subordinated Indenture, the

Emergent BioSolutions Inc.

August 7, 2025

“Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby.

We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than any amendment to the certificate of incorporation) will be governed by and construed in accordance with the law of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that when, as and if:

1. With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize the issuance of the shares of Common Stock and fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (iv) the shares of Common Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Common Stock and the plan of distribution, then, upon the happening of such events, the shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

Emergent BioSolutions Inc.

August 7, 2025

2. With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, such series of Preferred Stock and to authorize the issuance of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock of such series, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law; and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the shares of Preferred Stock of such series and the plan of distribution, then, upon the happening of such events, the shares of such series of Preferred Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement, where applicable, and to authorize the form, terms, execution and delivery of any Warrants and fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities or any Depositary Shares purchasable upon exercise of such Warrants, as applicable, have been duly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance; and (v) any warrant agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, if applicable, and the Warrants have been duly executed and delivered against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Emergent BioSolutions Inc.

August 7, 2025

4. With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Senior Indenture with respect to such Debt Securities in the form of Exhibit 4.5 or Subordinated Indenture with respect to such Debt Securities in the form of Exhibit 4.6, as applicable, to the Registration Statement has been duly authorized, executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such indenture has been duly qualified under the Trust Indenture Act of 1939; (iii) all necessary corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Debt Securities in the conformity with the Senior Indenture or Subordinated Indenture, as applicable, and any indenture supplement, and fix or otherwise determine the consideration to be received for the Debt Securities and the terms of the offer and sale thereof; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (v) any shares of Common Stock or Preferred Stock initially issuable upon the conversion or exchange of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Senior Indenture or Subordinated Indenture, as applicable, and any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated by the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of such Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement and deposit receipt and to authorize and approve the form, terms, execution and delivery of the Depositary Shares and fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly authorized and reserved for issuance; (v) the deposit agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the deposit agent; and (vi) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement.

Emergent BioSolutions Inc.

August 7, 2025

6. With respect to the Rights: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a rights agreement or rights certificate to the rights agent and to authorize the form, terms, execution and delivery of the Rights and to fix or otherwise determine the consideration to be received for the Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares or Units to be issued pursuant to such Rights have been duly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance; and (v) any necessary subscription agreement, rights agreement or rights certificate has been duly authorized, executed and delivered by the Company and the rights agent, and the Rights have been duly executed and delivered by the Company against payment of the consideration therefor in accordance with any applicable rights agreement or rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities, Depositary Shares or Rights to be issued pursuant to such Units have been duly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance; and (v) any necessary unit agreement has been duly authorized, executed and delivered by the Company and any other party thereto, and the Units have been duly executed and delivered by the Company against payment of the consideration therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Emergent BioSolutions Inc.

August 7, 2025

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, or premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

Our opinions above are qualified to the extent that the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus relating to the offer and sale of the Securities constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP